EXHIBIT 99.1

EXPLANATION OF RESPONSES
(1)
On November 29, 2022, affiliates of Gemini Capital Associates V, L.P. (“Gemini”) distributed an aggregate of  105,813 Ordinary Shares, par value NIS 0.01 per share, of the Issuer (“Ordinary Shares”) to the Insight XI Funds (as defined below) on a pro rata basis in accordance with their respective capital contributions to Gemini (the “First Gemini Distribution”). In connection with the First Gemini Distribution, Insight Partners XI, L.P. (“IP XI”) acquired direct ownership of 44,865 Ordinary Shares, Insight Partners (Cayman) XI, L.P. (“IP Cayman”) acquired direct ownership of 47,064 Ordinary Shares, Insight Partners (Delaware) XI, L.P. (“IP Delaware”) acquired direct ownership of  6,277 Ordinary Shares, Insight Partners XI (Co-Investors), L.P. (“IP Coinvest”) acquired direct ownership of 747 Ordinary Shares, Insight Partners XI (Co-Investors) (B), L.P. (“IP Coinvest B”) acquired direct ownership of  1,032 Ordinary Shares, and Insight Partners (EU) XI, S.C.Sp. (“IP EU”, and together with IP XI, IP Cayman, IP Delaware, IP Coinvest and IP Coinvest B, collectively, the “Insight XI Funds”) acquired direct ownership of 5,828 Ordinary Shares. The Insight XI Funds did not furnish any consideration in exchange for shares received in connection with the First Gemini Distribution.

(2)
On February 15, 2023, affiliates of Gemini distributed an aggregate of 168,242 Ordinary Shares to the Insight XI Funds on a pro rata basis in accordance with their respective capital contributions to Gemini (the “Second Gemini Distribution”). In connection with the Second Gemini Distribution, IP XI acquired direct ownership of 71,335 Ordinary Shares, IP Cayman acquired direct ownership of 74,830 Ordinary Shares, IP Delaware acquired direct ownership of 9,981 Ordinary Shares, IP Coinvest acquired direct ownership of 1,188 Ordinary Shares, IP Coinvest B acquired direct ownership of 1,641 Ordinary Shares, and IP EU acquired direct ownership of 9,267 Ordinary Shares. The Insight XI Funds did not furnish any consideration in exchange for shares received in connection with the Second Gemini Distribution.

(3)
On May 11, 2023, affiliates of Gemini distributed an aggregate of 168,242 Ordinary Shares to the Insight XI Funds on a pro rata basis in accordance with their respective capital contributions to Gemini (the “Third Gemini Distribution”). In connection with the Third Gemini Distribution, IP XI acquired direct ownership of 71,335 Ordinary Shares, IP Cayman acquired direct ownership of 74,830 Ordinary Shares, IP Delaware acquired direct ownership of  9,981 Ordinary Shares, IP Coinvest acquired direct ownership of 1,188 Ordinary Shares, IP Coinvest B acquired direct ownership of  1,641 Ordinary Shares, and IP EU acquired direct ownership of 9,267 Ordinary Shares. The Insight XI Funds did not furnish any consideration in exchange for shares received in connection with the Third Gemini Distribution.

(4)
The reporting person is a member of the board of managers of Insight Holdings Group, LLC (“Holdings”). Holdings is the sole shareholder of Insight Associates XI, Ltd. ("IA XI Ltd"), which in turn is the general partner of Insight Associates XI, L.P. ("IA XI"), which in turn is the general partner of IP XI, IP Cayman, IP Delaware, IP Coinvest and IP Coinvest B. Holdings is also the sole shareholder of Insight Associates (EU) XI, SARL (“IA EU”), which in turn is the general partner of Insight Partners (EU) XI, S.C.Sp. IP EU. Holdings is also the sole shareholder of Insight Venture Associates X, Ltd. ("IVA X Ltd"), which in turn is the general partner of Insight Venture Associates X, L.P. (“IVA X”), which in turn is the general partner of each of Insight Venture Partners X, L.P., Insight Venture Partners (Cayman) X, L.P., Insight Venture Partners (Delaware) X, L.P. and Insight Venture Partners X (Co-Investors), L.P. (collectively, the “Insight X Funds”). In addition, Holdings is the sole shareholder of IVA X Ltd, which is the manager of IVP GP (Venice), LLC (“Venice GP”), which in turn is the general partner of IVP (Venice), L.P. (“IVP Venice”).

(5)
All Ordinary Shares indicated as indirectly owned by the reporting person are included herein because the reporting person is a member of the board of managers of Holdings, Holdings is the sole shareholder of IA XI Ltd, IA XI Ltd is the general partner of IA XI, and in turn, IA XI is the general partner of IP XI, IP Cayman, IP Delaware, IP Coinvest and IP Coinvest B, and the reporting person therefore may be deemed to share voting and dispositive power over such Ordinary Shares. Holdings is also the sole shareholder of IA EU, and in turn, IA EU is the general partner of IP EU, and the reporting person therefore may be deemed to share voting and dispositive power over such Ordinary Shares. Further, Holdings is the sole shareholder of IVA X Ltd, IVA X Ltd is the general partner of IVA X, and in turn, IVA X is the general partner of Insight X Funds, and the reporting person therefore may be deemed to share voting and dispositive power over such Ordinary Shares. In addition, Holdings is the sole shareholder of IVA X Ltd, which is the manager of Venice GP, which in turn is the general partner of IVP Venice. The reporting person disclaims beneficial ownership of all Ordinary Shares of the issuer held of record by the Insight XI Funds, the Insight X Funds, IVA X and IVP Venice (collectively, the “Insight Funds”), except to the extent of his pecuniary interest therein.

(6)
The price reported in Column 4 is a weighted average price. These Ordinary Shares were sold in multiple transactions by certain of the Insight Funds at prices ranging from $22.1300 to $22.5325, inclusive. The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Ordinary Shares sold at each separate price within the range set forth in footnotes (6) and (7).

(7)
The price reported in Column 4 is a weighted average price. These Ordinary Shares were sold in multiple transactions by certain of the Insight Funds at prices ranging from $22.0000 to $22.8700, inclusive. The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Ordinary Shares sold at each separate price within the range set forth in footnotes (6) and (7).

(8)
130,865 Ordinary Shares are owned by JPH Private Investments LLC. The reporting person controls JPH Private Investments LLC. By reason of the provisions of Rule 16a-1 under the Securities Exchange Act of 1934, as amended, the reporting person may be deemed to be the beneficial owner of the securities owned by JPH Private Investments LLC.

(9)
The Ordinary Shares are represented by 4,797 restricted stock units which vested in four equal quarterly installments beginning on August 14, 2021, 9,552 restricted stock units which vested in four equal quarterly installments beginning on August 17, 2022 and 7,826 restricted stock units which vest in four equal quarterly installments beginning on August 16, 2023.